Exhibit 99.2

Concentra Business of Humana Inc.

Condensed Combined Financial Statements

For the Three Months Ended March 31, 2015

Unaudited

Concentra Business of Humana Inc.

Condensed Combined Balance Sheets

(in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,367	$4,866
Accounts receivable, net	121,937	114,240
Inventory and other current assets	16,855	17,084
Prepaid expenses	9,821	8,243
Total current assets	150,980	144,433
Property and equipment, net	196,922	195,186
Goodwill and other intangible assets, net	663,585	667,743
Insurance recoverable	36,881	36,047
Other assets	2,300	2,312
Total assets	$1,050,668	$1,045,721

Liabilities and Invested Equity
Current liabilities:
Accrued compensation	37,043	48,511
Accrued expenses	32,138	32,342
Accounts payable	3,176	13,906
Current portion of professional, general and workers’ compensation reserve	8,016	8,032
Total current liabilities	80,373	102,791

Deferred income taxes	64,835	63,141
Professional, general and workers’ compensation reserve	38,518	37,693
Long-term deferred rent	15,533	15,329
Other liabilities	4,193	4,283
Total liabilities	203,452	223,237

Noncontrolling interests - redeemable	28,865	28,116

Commitments and contingencies

Invested Equity
Net Parent Investment	813,144	789,304
Noncontrolling interests - nonredeemable	5,206	5,064
Total invested equity	818,350	794,368
Total liabilities and invested equity	$1,050,668	$1,045,721

The accompanying notes are an integral part of these condensed combined financial statements.

Concentra Business of Humana Inc.

Condensed Combined Statements of Operations and Comprehensive Income

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
Patient services revenue, net	$228,391	$228,835
Capitated revenue	17,598	15,284
Total net revenues	245,989	244,118
Cost of services	204,989	200,374
Gross profit	41,000	43,744
General and administrative expenses	29,164	32,748
Amortization of intangibles	4,158	4,216
(Gain)/Loss on sale of assets	(6)	101
Operating income	7,684	6,679
Income tax expense	2,899	985
Income from continuing operations	4,785	5,694
Loss from discontinued operations, net of income taxes	—	(83)
Net income	4,785	5,611
Net income attributable to noncontrolling interests	891	1,175
Net income attributable to the Company	$3,894	$4,436
Other comprehensive income	—	—
Comprehensive income attributable to the Company	$3,894	$4,436

The accompanying notes are an integral part of these condensed combined financial statements.

Concentra Business of Humana Inc.

Condensed Combined Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net income	$4,785	$5,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	9,813	8,757
Amortization of intangibles	4,158	4,216
Provision for bad debt	5,005	4,350
Stock-based compensation	980	922
Gain/(loss) on sale/disposal of assets	(108)	94
Deferred income tax provision	1,994	(3,259)
Changes in assets and liabilities, net of effect of businesses acquired and dispositions:
Accounts receivable	(12,702)	(12,847)
Prepaid expenses and other assets	(2,172)	(708)
Accounts payable and accrued expenses	(20,704)	(7,018)
Net cash (used in) provided by operating activities	(8,951)	118
Investing activities:
Purchases of property and equipment	(12,459)	(12,700)
Proceeds from the sale of assets	6	9
Net cash used in investing activities	(12,453)	(12,691)
Financing activities:
Capital lease repayment	(61)	(87)
Distributions to noncontrolling interests	—	(1,700)
Net Transfers from Parent	18,966	14,471
Net cash provided by financing activities	18,905	12,684
(Decrease) Increase in cash and cash equivalents	(2,499)	111
Cash and cash equivalents, beginning of year	4,866	5,717
Cash and cash equivalents, end of year	$2,367	$5,828
Non-cash investing and financing activities:
Property and equipment acquired through accounts payable and accruals	$1,013	$2,363

The accompanying notes are an integral part of these condensed combined financial statements.

Concentra Business of Humana Inc.

Condensed Combined Statements of Redeemable Noncontrolling Interests and Invested Equity

(in thousands)

	Redeemable		Nonredeemable
	Noncontrolling	Net Parent	Noncontrolling	Total Invested
	Interests	Investment	Interests	Equity
Balance, December 31, 2014	$28,116	$789,304	$5,064	$794,368
Stock-based compensation	—	980	—	980
Net Transfers from Parent	—	18,966	—	18,966
Distributions to noncontrolling interests	—	—	—	—
Net income attributable to noncontrolling interests	749	—	142	142
Net income attributable to Company	—	3,894	—	3,894
Balance, March 31, 2015 (unaudited)	$28,865	$813,144	$5,206	$818,350

The accompanying notes are an integral part of these condensed combined financial statements.

Concentra Business of Humana Inc.

Notes to Condensed Combined Financial Statements (unaudited)

1.         Basis of Presentation

The accompanying unaudited condensed combined financial statements for the three month periods ended March 31, 2015 and comparable periods are presented using accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Concentra Inc., a wholly owned subsidiary of Humana Inc. (“Parent Company” or “Parent”) and has been derived from the historical accounting records of the Parent Company. The combined financial statements reflect the carve-out financial position and the related results of operations, cash flows and the Parent’s net investment in a manner consistent with how the Parent Company managed the carved-out Concentra business and as though the Company had been a stand-alone company for the periods presented. The combined financial statements exclude certain portions of Concentra Inc. that are being retained by the Parent, including primary care practices and pharmacy services, in addition to certain businesses that were historically part of Concentra Inc. but have since been divested. Effective January 1, 2015, ownership of the primary care practices was moved to subsidiaries and affiliates of the Parent that are outside of the Concentra Inc. corporate group through a series of dividend, sale and contribution transactions. Also effective January 1, 2015, ownership of all of the capital stock of each of Valor Healthcare, Inc., Ambulatory Care Solutions, LLC, Ambulatory Care Solutions of Arkansas LLC, and Ambulatory Care Solutions of Ohio LLC moved from Humana Government Business, Inc., a wholly-owned subsidiary of the Parent., to a subsidiary of Concentra Inc., through a series of dividend and contribution transactions. References to Concentra Inc., Concentra or the Company represent the combined entities described above.

As these combined financial statements represent the combination of separate legal entities wholly owned by Humana Inc., the net assets of the Company have been presented as the Parent’s net investment. The Parent’s net investment in the Company is primarily composed of (i) the initial investment allocated to the net assets (and any subsequent adjustments thereto); (ii) the accumulated net earnings; (iii) net transfers to or from the Parent, including those related to cash management functions performed by the Parent; (iv) non-cash changes in financing arrangements, including the conversion of certain related party balances into the Parent’s net investment; (v) corporate cost allocations; and (vi) changes in certain income tax liabilities or assets. The assets and liabilities in the combined financial statements have been reflected on a historical cost basis, as included in the consolidated statements of financial position of the Parent. The combined statements of income include allocations for certain support functions that are provided on a centralized basis by the Parent, including legal, information technology, customer support, finance, administration, and other services. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated based on various factors, such as relative full-time equivalent personnel. Management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocating general corporate expenses from the Parent, are reasonable. Nevertheless, the combined financial statements may not include all actual expenses that would have been incurred by the Company and may not reflect the combined results of operations, financial position and cash flows had it been a stand-alone business during the periods presented.

In the opinion of management, such information contains all adjustments, which are normal and recurring in nature, necessary for a fair statement of the financial position, results of operations and cash flows for such periods. All significant intercompany transactions and balances have been eliminated. The results of operations for the three months ended March 31, 2015 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2015.

Certain information and disclosures normally required by accounting principles generally accepted in the United States of America, or GAAP, and included in the notes to the consolidated financial statements have been condensed or omitted from the accompanying condensed combined financial statements. The year-end condensed combined balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. The accompanying unaudited condensed combined financial statements should be read in conjunction with the audited combined financial statements and notes thereto for the year ended December 31, 2014.

Concentra Business of Humana Inc.

Notes to Condensed Combined Financial Statements (unaudited)

In the first quarter of 2015, the Company recorded an adjustment to correct errors originating in 2014 related to expenses incurred but not recorded in 2014. The impact of the adjustment on first quarter of 2015 results and financial position was an increase in Cost of services and General and administrative expenses of $919,000 and $78,000, respectively, and a decrease in income tax expense of $379,000, resulting in a decrease to Net income and Net Parent Investment of $618,000. The Company determined that the error was not material to its previously issued 2014 combined financial statements.

2.         Summary of Significant Accounting Policies

Noncontrolling interests

Partnership noncontrolling interests represent third-party minority equity ownership interests in consolidated entities which are majority-owned by the Company. The condensed combined financial statements include all assets, liabilities, revenues, and expenses of less-than-100%-owned affiliates that the Company controls. Accordingly, the Company has recorded noncontrolling interests in the earnings and equity of such entities. Adjustments are recorded to noncontrolling interests for the allocable portion of income or loss to which the noncontrolling interest holders are entitled based upon their portion of the subsidiaries they own. Distributions to holders of noncontrolling interests are adjusted to the respective noncontrolling interest holders’ balance. In addition, certain noncontrolling interest are currently redeemable at a value derived from the greater of (1) the noncontrolling interest capital balance or (2) a multiple of average annual cash distributions or taxable income. We adjust redeemable noncontrolling interests to the higher of the maximum redemption amount at the balance sheet date or the initial carrying value of the noncontrolling interest.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from those estimates. Changes in estimates are recorded during the period of change.

3.         Recent Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board, or FASB, issued new guidance related to discontinued operations which changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. The new guidance is applicable to all disposals of components of an entity that occur within annual reporting periods beginning on or after December 15, 2014, and interim periods within annual periods beginning on or after December 15, 2015. The new guidance did not have a material impact on the Company’s results of operation, financial condition, or cash flows.

In May 2014, the FASB issued new guidance that amends the accounting for revenue recognition. The amendments are intended to provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices, and improve disclosure requirements. The guidance is effective for interim and annual reporting periods beginning after December 15, 2016, with early adoption prohibited for public entities. For nonpublic entities, the guidance is effective for annual reporting periods beginning after December 15, 2017, and interim periods beginning after December 15, 2018. Early adoption is permitted for nonpublic entities, but no earlier than the public entity effective date. The Company is currently evaluating the impact on its results of operations, financial condition, and cash flows.

In February 2015, the FASB issued new guidance that amends the current consolidation guidance. The amendment affects the consolidation analysis of reporting entities that are involved with variable interest entities (VIEs), particularly those that have fee arrangements and related party relationships. The new guidance is effective for the Company beginning with annual and interim periods in 2016. The Company is currently evaluating the impact on its results of operations, financial condition, and cash flows.

Concentra Business of Humana Inc.

Notes to Condensed Combined Financial Statements (unaudited)

In March 2015, the FASB issued new guidance which changes the presentation of debt issuance costs from an asset to a direct reduction of the related debt liability. The new guidance is effective for the Company beginning with annual and interim periods in 2016 with early adoption permitted. The new guidance does not have an impact on the Company.

In April 2015, the FASB issued new guidance to help entities determine whether a cloud computing arrangement contains a software license that should be accounted for as internal-use software or as a service contract. The guidance is effective beginning with interim and annual reporting periods in 2016, with early adoption permitted. We are currently evaluating the impact, if any, on our results of operations, financial position and cash flows.

4.                          Accounts Receivable and Allowances

Accounts receivable, net of related allowances, was comprised of the following at March 31, 2015 and December 31, 2014:

(in thousands)	March 31, 2015	December 31, 2014
Accounts receivable	$161,317	$153,914
Bad debt allowances	(9,726)	(9,946)
Contractual allowances	(29,654)	(29,728)
Total allowances	(39,380)	(39,674)
Accounts receivable, net	$121,937	$114,240

5.                          Inventories

Inventories, valued at the lower of cost or market, primarily consist of medical supplies and related products held for resale or used in conjunction with services delivered. Inventory balances as of March 31, 2015 and December 31, 2014 were $6.0 million and $6.1 million, respectively.

Concentra Business of Humana Inc.

Notes to Condensed Combined Financial Statements (unaudited)

6.                          Goodwill and Other Intangible Assets

The net carrying value of goodwill and other intangible assets is comprised of the following at March 31, 2015 and December 31, 2014:

(in thousands)	March 31, 2015	December 31, 2014

Amortizable intangible assets, gross:
Customer relationships	$107,136	$107,136
Trademarks	82,630	82,630
Patient Records	1,064	1,064
Covenants not to compete	8,102	8,102
	198,932	198,932
Accumulated amortization of amortizable intangible assets:
Customer relationships	$(46,158)	$(43,263)
Trademarks	(17,873)	(16,816)
Patient Records	(287)	(261)
Covenants not to compete	(7,464)	(7,284)
	(71,782)	(67,624)
Amortizable intangible assets, net	127,150	131,308

Non-amortizable intangible assets:
Goodwill	536,435	536,435
	$663,585	$667,743

The Company completed its annual impairment test of goodwill at July 1, 2014 and determined that no impairment existed. Through the first three months ending March 31, 2015 the Company is not aware of any events or circumstances that would indicate that the carrying amount may not be recoverable. There were no changes in the goodwill balance from December 31, 2014 to March 31, 2015.

7.                          Financial Instruments and Fair Value Measurements

The carrying value of cash and cash equivalents and restricted cash contained in the condensed combined balance sheets at March 31, 2015 and December 31, 2014 approximates fair value due to the short-term maturity of these instruments. These amounts are classified as Level 1 in accordance with the fair value hierarchy. The Company currently has no other financial instruments subject to fair value measurement on a recurring basis. The carrying amount of cash and cash equivalents and restricted cash was comprised of the following at March 31, 2015 and December 31, 2014:

Concentra Business of Humana Inc.

Notes to Condensed Combined Financial Statements (unaudited)

(in thousands)	March 31, 2015	December 31, 2014
Cash and cash equivalents	$2,367	$4,866
Restricted cash	891	904
	$3,258	$5,770

8.                          Income Taxes

For the three months ended March 31, 2015, we recorded tax expense of $2.9 million which represented an effective tax rate of 38%. For the three months ended March 31, 2014 we recorded tax expense of $1.0 million, which represented an effective tax rate of 14.8%. The lower tax rate in 2014 related to a change in the estimated deferred tax rate which was reduced from 42% to 38% to reflect the impact of the lower blended state income tax rate in that period.

9.                          Commitments and Contingencies

Contingencies

The Company is subject to certain legal proceedings, inquiries, claims and disputes which arise in the ordinary course of business. The Company is not involved in any legal proceedings that it believes will result, individually or in the aggregate, in a material adverse effect upon its financial condition or results of operations.

The Company records a liability for contingencies when it is probable that a liability has been incurred and the amount can be reasonably estimated. The Company adjusts its liabilities for contingencies to reflect the current best estimate of probable loss or minimum liability. Where no best estimate is determinable, the Company records the minimum amount within the most probable range of its liability. If the Company believes that a loss contingency is reasonably possible, rather than probable, or the amount of loss cannot be estimated, no liability is recorded. However, where a liability is reasonably possible and material, a disclosure of the loss contingency is made.

Pending Sale of Concentra

On March 22, 2015, MJ Acquisition Corporation, a joint venture of Select Medical Corporation and Welsh, Carson, Anderson & Stowe XII, L.P., entered into a stock purchase agreement, as buyer with the Company and the Parent to acquire all of the issued and outstanding equity securities of the Company from Humana for a purchase price of $1.055 billion, subject to adjustments for net working capital and net debt on the closing date.

10.                   Related Party Transactions

The Company derives revenue in the normal course of business from related parties such as the Parent or companies affiliated with the Parent. Revenues from the Parent and affiliates were $2.3 million and $2.0 million for the three months ended March 31, 2015 and 2014, respectively.

The Company has outstanding letters of credit of $2.7 million issued under the Parent’s credit agreement at March 31, 2015 and December 31, 2014, respectively. No amounts have been drawn on these letters of credit.

The Company has several intercompany arrangements in which costs are charged by the Parent. A summary of these costs are described and shown in the table below for the three months ended March 31, 2015 and 2014. These transactions are included in the condensed combined statement of operations and comprehensive income.